UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Self-Indexed Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco BulletShares 2020 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2021 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2022 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2023 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2024 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2025 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2026 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2027 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2028 Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2020 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2021 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2022 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2023 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2024 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2025 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2026 High Yield Corporate Bond ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2021 USD Emerging Markets Debt ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2022 USD Emerging Markets Debt ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2023 USD Emerging Markets Debt ETF	The NASDAQ Stock Market LLC
Invesco BulletShares 2024 USD Emerging Markets Debt ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221046

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of Invesco BulletShares 2020 Corporate Bond ETF, Invesco BulletShares 2021 Corporate Bond ETF, Invesco BulletShares 2022 Corporate Bond ETF, Invesco BulletShares 2023 Corporate Bond ETF, Invesco BulletShares 2024 Corporate Bond ETF, Invesco BulletShares 2025 Corporate Bond ETF, Invesco BulletShares 2026 Corporate Bond ETF, Invesco BulletShares 2027 Corporate Bond ETF, Invesco BulletShares 2028 Corporate Bond ETF, Invesco BulletShares 2020 High Yield Corporate Bond ETF, Invesco BulletShares 2021 High Yield Corporate Bond ETF, Invesco BulletShares 2022 High Yield Corporate Bond ETF, Invesco BulletShares 2023 High Yield Corporate Bond ETF, Invesco BulletShares 2024 High Yield Corporate Bond ETF, Invesco BulletShares 2025 High Yield Corporate Bond ETF, Invesco BulletShares 2026 High Yield Corporate Bond ETF, Invesco BulletShares 2021 USD Emerging Markets Debt ETF, Invesco BulletShares 2022 USD Emerging Markets Debt ETF, Invesco BulletShares 2023 USD Emerging Markets Debt ETF and Invesco BulletShares 2024 USD Emerging Markets Debt ETF (the “Funds”), each a series of Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”). An application for listing of the Shares of the Funds has been filed with and approved by The NASDAQ Stock Market LLC.

A description of the Shares is contained in Post-Effective Amendment No. 64 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on December 19, 2019, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their respective I.R.S. Employer Identification Numbers (“EIN”) are as follows:

Series Name	EIN
Invesco BulletShares 2020 Corporate Bond ETF	27-1623587
Invesco BulletShares 2021 Corporate Bond ETF	46-2557389
Invesco BulletShares 2022 Corporate Bond ETF	46-2568912
Invesco BulletShares 2023 Corporate Bond ETF	47-1311594
Invesco BulletShares 2024 Corporate Bond ETF	47-1406936
Invesco BulletShares 2025 Corporate Bond ETF	47-4730754
Invesco BulletShares 2026 Corporate Bond ETF	81-3432637
Invesco BulletShares 2027 Corporate Bond ETF	82-2307589
Invesco BulletShares 2028 Corporate Bond ETF	83-0909685
Invesco BulletShares 2020 High Yield Corporate Bond ETF	27-3851859
Invesco BulletShares 2021 High Yield Corporate Bond ETF	47-1289462
Invesco BulletShares 2022 High Yield Corporate Bond ETF	47-1302750
Invesco BulletShares 2023 High Yield Corporate Bond ETF	47-4739478
Invesco BulletShares 2024 High Yield Corporate Bond ETF	81-3436719
Invesco BulletShares 2025 High Yield Corporate Bond ETF	82-2318932
Invesco BulletShares 2026 High Yield Corporate Bond ETF	83-0921011
Invesco BulletShares 2021 USD Emerging Markets Debt ETF	83-1622392
Invesco BulletShares 2022 USD Emerging Markets Debt ETF	83-1649857
Invesco BulletShares 2023 USD Emerging Markets Debt ETF	83-1673615
Invesco BulletShares 2024 USD Emerging Markets Debt ETF	83-1697642

ITEM 2.	EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 30 to

the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on December 28, 2018.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 53 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on September 4, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 23, 2019

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Abigail J. Murray
Name:	Abigail J. Murray
Title:	Assistant Secretary